EXHIBIT 23(C)

EuroWeb International Corp. formerly
Hungarian Teleconstruct Corp. formerly
Hungarian Infrastructure Development

                          CONSENT OF HUNGARIAN COUNSEL

     We hereby consent to the reference to our firm under the caption "Experts" appearing in the Prospectus which is part of this Registration Statement No. 333-52841, filed with the United States Securities and Exchange Commission.

/S/DR. ISTVAN L. FEKETE
Dr. Istvan L. Fekete
Attorney at Law

Member Of the Budapest Bar Association
Budapest Law Firm No.4.

Budapest, Hungary
Dated:   July 28, 1998

                                             Dr. Fekete Istvan Laszlo
                                            Budapest 4.sz Ugyvedi Iroda
                                            1077 Budapest, Kiraly . 67.

                                              Tel./Fax: 36 1 351 1748
                                               Mobile: 06 20 342 301